The Bank of New York Mellon
101 Barclay Street, 22W
New York, NY 10286
USA


February 19, 2009


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549
Attn.: Document Control


RE:	American Depositary Shares
evidenced by the American
Depositary Receipts for
Ordinary Shares, nominal
value of 1 Ruble each of
United Heavy Machinery (File
No. 333-13066)



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York Mellon, as Depositary for securities against which American Depositary
Receipts (ADRs) are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting a name change for United Heavy
Machinery (the Company).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate for United Heavy Machinery.

The Prospectus has been revised to reflect the new name and has been overstamped with:

The Company changed its name from United
Heavy Machinery to OAO OMZ.

Please contact me with any questions or
comments at (212) 815-2729


By:	/s/ MARK GENDLER
Name:	Mark Gendler

Encl.